SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                           OAK INDUSTRIES INC.
              (Name of Registrant as Specified In Its Charter)

                           OAK INDUSTRIES INC.
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)  Title of each class of securities to which transaction applies:

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  2)  Aggregate number of securities to which transaction applies:

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  3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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  4)  Proposed maximum aggregate value of transaction:

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(1) Set forth the amount on which the filing fees is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:

  -------------------------------
  2)  Form, Schedule or Registration Statement No.:

  -------------------------------
  3)  Filing party:

  -------------------------------
  4)  Date Filed:

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
                                   PROXY
                            OAK INDUSTRIES INC.
       This proxy is solicited on behalf of the Board of Directors
                              March 31, 1994

The undersigned hereby appoints Paul J. Halas, William C. Weaver, and John D. Richardson, or any of them, proxies, with full power of substitution, to vote all shares of the Common Stock of Oak Industries Inc. (the "Company") held of record by the undersigned as of March 16, 1994, at the Annual Meeting of Stockholders to be held on Tuesday, May 3, 1994, at 9:00 a.m., Eastern Daylight Time, at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts, or any adjournment thereof.

IMPORTANT: To secure a quorum and to avoid the expense and delay of sending follow-up letters, please mail this proxy promptly in the envelope provided. Your vote is important whether your holdings are large or small. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later exercised proxy to the Secretary of the Company at any time before the original proxy is exercised.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE AND FOR PROPOSAL 2.

1.   ELECTION OF DIRECTORS:

ELECTION OF EIGHT DIRECTORS FOR TERMS OF ONE YEAR:

NOMINEES:   WILLIAM S. ANTLE III    DANIEL W. DERBES    RODERICK M. HILLS
            GEORGE W. LEISZ    GILBERT E. MATTHEWS    CHRISTOPHER H. B. MILLS
              ELLIOT L. RICHARDSON    THE RT. HON. LORD STEVENS OF LUDGATE


    / /   FOR ALL NOMINEES   / /   WITHHOLD AUTHORITY FOR
                                   ALL NOMINEES

    / /-------------------------------------------------
       WITHHOLD AUTHORITY FOR NOMINEE(S) INDICATED ABOVE

2. RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 1994.

              FOR  / /      AGAINST  / /      ABSTAIN  / /

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

SIGNATURES SHOULD AGREE WITH THE NAME OR NAMES ON THE STOCK CERTIFICATE AS THEY APPEAR ABOVE. EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS OR GUARDIANS SHOULD GIVE FULL TITLE.

SIGNATURE:    ----------------------------------------DATE------------------

SIGNATURE:    ----------------------------------------DATE------------------

                              OAK INDUSTRIES INC.


To the Stockholders of Oak Industries Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Oak Industries Inc. to be held at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts, 02110 on Tuesday, May 3, 1994 at 9:00 a.m., Eastern Daylight Time. Official notice of the meeting and Oak's proxy statement are attached. A proxy card is also enclosed.

     Whether or not you attend the meeting, please sign and return the enclosed proxy card promptly; your vote is important.

     On behalf of the Board of Directors and the management of your company, thank you for your cooperation and continued support.

                                       Sincerely,

                                   /S/ WILLIAM S. ANTLE III
                                       WILLIAM S. ANTLE III
                                       President and
                                       Chief Executive Officer

Waltham, MA
March 31, 1994

                              OAK INDUSTRIES INC.
                              1000 Winter Street
                              Waltham, MA  02154
                           Telephone (617) 890-0400

       Notice of Annual Meeting of Stockholders to be Held on May 3, 1994

To The Stockholders of Oak Industries Inc.:

     The Annual Meeting of Stockholders of Oak Industries Inc., a Delaware corporation (the "Company"), will be held at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts, 02110 on Tuesday, May 3, 1994 at 9:00 a.m., Eastern Daylight Time, for the following purposes:

 1. To fix the number of directors at eight and to elect a Board of Directors for the ensuing year;

 2. To ratify the appointment of Price Waterhouse as the independent accountants of the Company for fiscal year 1994; and

 3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 16, 1994 will be entitled to vote at the meeting and at any adjournment thereof.

     All stockholders are cordially invited to attend the meeting. However, the Company urges you to assure your representation at the meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided as
promptly as possible.   The giving of your proxy does not affect your right to
vote in person if you attend the meeting.


                                          By order of the Board of Directors,



                                      /S/ PAUL J. HALAS
                                          PAUL J. HALAS
                                          Sr. Vice President,
                                          General Counsel and Secretary
March 31, 1994

                              OAK INDUSTRIES INC.
                              1000 Winter Street
                              Waltham, MA  02154
                           Telephone (617) 890-0400

                               PROXY STATEMENT

                                March 31, 1994

                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

     THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OAK INDUSTRIES INC. (THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT STATE STREET BANK & TRUST COMPANY, 225 FRANKLIN STREET, BOSTON, MASSACHUSETTS, 02110 ON TUESDAY, MAY 3, 1994 AT 9:00 A.M., EASTERN DAYLIGHT TIME, OR ANY ADJOURNMENTS THEREOF. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the meeting and votes in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for
(i) the election of the nominees for director named below and (ii) the ratification of the appointment of Price Waterhouse as independent auditors for the Company's fiscal year 1994. This proxy statement and the accompanying proxy are being mailed to stockholders on or about March 31, 1994.

     Holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), outstanding at the close of business on March 16, 1994 are entitled to one vote for each share of Common Stock held. At that time, 17,222,175 shares of Common Stock were outstanding, each entitling its holder to one non-cumulative vote on each matter properly brought before the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector treats abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Where a choice has been specified on the proxy with respect to the matters set forth above, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

                                STOCK OWNERSHIP

     The following table sets forth as of March 16, 1994, the name of each person who, to the knowledge of the Company, may be deemed to own beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby.

                                             Amount and
                                             Nature of
Name and Address of                          Beneficial             Percent
Beneficial Owner                             Ownership              of Class
- -------------------                          ----------             --------
Foreign & Colonial Ventures Limited          1,019,173 (1)           5.92%
Exchange House
Primrose Street
London EC2A 2NY, England

FMR Corp.                                    1,181,500 (2)           6.87
82 Devonshire Street
Boston, Massachusetts  02109

(1) Based on Amendment No. 5 to 13D filed on or about December 23, 1993 indicating that: Foreign & Colonial Ventures Limited ("F&C") and INVESCO PLC act as investment managers to Second Consolidated Trust, PLC ("SCT"), an investment trust which owns 1,019,173 shares of Common Stock. Because F&C generally is vested with control over the voting and dispositive power over SCT's shares, F&C may thus be deemed a beneficial owner of SCT's 1,019,173 directly held shares.
(2) Based on a Schedule 13G filed on or about February 11, 1994 indicating that: FMR Corp., its wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), and Edward C. Johnson 3d may be deemed to own these shares beneficially (having only sole dispositive power) as a result of Fidelity acting as investment adviser to several investment companies, one of which (Fidelity Magellan Fund) may be deemed to own beneficially 1,146,500 shares or 6.66% of the Company's total Common Stock outstanding as of January 31, 1994.

                             ELECTION OF DIRECTORS

     A board of eight directors is to be elected at the Annual Meeting. The term of office for each person elected as a director will continue until the 1995 Annual Meeting of Stockholders or until his successor has been elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. If, for any reason, any nominee for director shall become unavailable for election, which management does not anticipate, discretionary authority may be exercised to vote for a substitute nominee. The nominees who receive the highest number of votes cast at the Annual Meeting by the holders of shares entitled to vote will be elected as directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Unless otherwise instructed, proxy holders will vote the proxies received by them for the eight nominees named below. Each of the nominees is currently serving as a director.

     Names of the eight nominees and certain information about them are set forth below:

                                                      Shares of Common Stock
NOMINEES                                                Beneficially Owned
                                                      as of  March 16, 1994(1)
                                                      ------------------------
        Name, Principal Occupation           Director  Number of    Percent of
            and Directorships           Age    Since     Shares       Class
        --------------------------      ---   --------  ---------   ----------
The Rt. Hon. Lord Stevens of Ludgate    57     1989      14,720(2)       *
Chairman of the Company's Board of
Directors since June 1989; also,
Chairman, United Newspapers plc
(newspaper publisher) since 1981;
Director since February 1972 and
Chairman since July 1976, Proudfoot
PLC (management consultancy);
Director and Chairman since January
1988, Mid-States PLC (automotive
parts distributor); Director, 1986-
1993 and Chairman 1989-1993, INVESCO
PLC (investment advisory company).

Roderick M. Hills                       63     1985      43,410(2)(3)    *
Vice Chairman of the Company's Board
of Directors since June 1989;
Counselor to Hills & Company
(advisory and consulting firm);
Chairman of the International
Practice Group of the law firm of
Shea & Gould (Washington, D.C.),
1992 to 1994; Chairman and Managing
Director of the Manchester Group,
Ltd. (investment consulting firm),
1987 to 1993; Managing Partner of
the law firm of Donovan Leisure,
Rogovin, Huge & Schiller
(Washington, D.C.), 1989 to 1992;
Distinguished Faculty Fellow
Lecturer, Yale University School of
Organization and Management, 1986 to
1989; also Director of Federal-Mogul
Corporation, TCW Americas
Development, Inc., Sunbeam-Oster
Company, Inc., and Mayflower Group,
Inc.


William S. Antle III                    49     1990      392,204(2)(4)  2.24%
President and Chief Executive
Officer of the Company since
December 1989; President of Hadleigh
Group  (consulting firm) from June
to December 1989; Executive Vice
President of Bain and Company
(consulting firm), 1988 to 1989;
Vice President of Bain and Company,
1982 to 1988; also, Director of ESCO
Electronics Corporation.

Daniel W. Derbes                        64     1989       30,720(2)(5)   *
President of Signal Ventures
(venture capital company investing
in emerging Southern California
businesses) since 1989; President of
Allied-Signal International Inc. and
Executive Vice President of Allied-
Signal Inc. (diversified holding
company) from September 1985 to
January 1989 (retired); also,
Director of San Diego Gas & Electric
Co., Pacific Diversified Capital,
WD-40 Company,  and Wahlco
Environmental Systems, Inc.; Trustee
of the University of San Diego.

George W. Leisz                         70     1989       22,080(2)      *
Managing Partner, Carlisle
Enterprises LP (a mergers and
acquisitions firm) since 1989; Chief
Executive Officer and President of
Aerojet General Corp. (manufacturer
of aerospace and defense and
industrial equipment) from 1987 and
1984, respectively, until January
1989 (retired); Chairman, San Diego
Economic Development Corp., 1988 to
1989; also, Director of Precision
Aerotech, Inc. (manufacturer of
precision machined parts and
electro-optical equipment) since
1986.

Gilbert E. Matthews                     63     1989       16,720(2)      *
Senior Managing Director of Bear,
Stearns & Co. Inc. (investment
banking firm) since 1986.

Christopher H. B. Mills                 41    1989      375,040(2)(6)  2.17%
Managing Director, North Atlantic
Smaller Companies Trust PLC
(investment trust company; formerly
Consolidated Venture Trust plc)
since 1985; also, Director of J O
Hambro and D.S. Bancorp.

Elliot L. Richardson                    73    1989       14,720(2)      *
Retired partner at the law firm of
Milbank, Tweed, Hadley & McCloy
(Washington, D.C.), partner from
1980 to 1993; Director of Crop
Genetics International, Riedel
Environmental Technologies, Inc.,
and British Nuclear Fuels plc.

All current officers and directors as                 1,231,617(7)     6.87%
a group (13 persons)

*    Constitutes less than 1% of the total shares outstanding.

(1) Nature of beneficial ownership is direct and arises from sole voting and investment power, unless otherwise indicated by footnote.
(2) Includes the following shares subject to options exercisable within sixty days: Lord Stevens, 14,720 shares; Mr. Hills, 14,720 shares; Mr. Derbes, 14,720 shares; Mr. Leisz, 14,720 shares; Mr. Matthews, 14,720 shares; Mr. Mills, 14,720 shares; Mr. Richardson, 14,720 shares; and Mr. Antle, 303,604 shares.
(3) Includes 466 shares held by his spouse as to which Mr. Hills disclaims beneficial ownership and 4,100 shares held indirectly in trust.
(4) Includes 5,400 shares held by family members as to which Mr. Antle disclaims beneficial ownership.
(5)  Includes 10,000 shares held indirectly in trust.
(6) As a Director of North American Smaller Companies Trust PLC and J O Hambro, Mr. Mills may be deemed to hold shared voting and investment power of 360,320 shares, including a warrant to acquire 60,000 shares.
(7) In addition to the footnotes discussed above, includes 216,803 shares subject to options exercisable within 60 days by officers, 99,800 shares beneficially owned by such officers and 5,400 shares owned by a family member of one such officer as to which he disclaims beneficial ownership.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

     The Audit Committee held two meetings during 1993. The functions performed by the Committee include the recommendation to the Board of Directors of the selection of independent certified public accountants, reviewing the quarterly results of the Company's operations, reviewing the plan of audit and the audit results, and consulting with the auditors on the adequacy of internal controls. Directors Richardson (Chairman), Leisz, Matthews and Mills are members of the Audit Committee.

     The Compensation Committee held six meetings during 1993. The functions performed by the Compensation Committee include the setting and approval of salaries of all officers and key employees whose annual base salary is $125,000 or more, as well as bonus awards of officers and key employees of the Company and its divisions and subsidiaries, and the administration of stock option grants under the Company's existing stock option plans. Directors Leisz (Chairman), Derbes and Mills are members of the Compensation Committee.

     The Nominating Committee held one meeting during 1993. It is the function of the Nominating Committee to consider and nominate persons to serve as directors of the Company. Directors Antle, Hills and Stevens are members of the Nominating Committee. The Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures set forth in the Company's By-laws which require that notice of a stockholder nomination be given to the Company not less than 60 days before the Annual Meeting over the signature of at least five stockholders holding an aggregate of at least 5% of the total outstanding stock of the Company.

     The Board of Directors of the Company held seven meetings during 1993. Except for director Christopher H. B. Mills, who attended 65% of all meetings of the Board and the committees on which he served, all of the Company's directors attended 75% or more of the meetings of the Board and of the committees on which they served.

                        COMPENSATION OF DIRECTORS

Fees. The Company has a standard arrangement whereby a director who is not a regular employee of the Company or any of its subsidiaries (the "Outside Director") is compensated at the rate of $24,000 annually. The Chairman of the Board receives additional compensation of $5,000 annually, and the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receives additional compensation of $2,000 annually. Employee members of the Board are not paid for their services as directors. Outside Directors are eligible to participate in the Deferred Compensation Plan, the 1988 Non-Employee Director Stock Option Plan, and the 1992 Stock Option and Restricted Stock Plan, each as described below.

Deferred Compensation Plan. The Company has a deferred compensation plan for Outside Directors. Any Outside Director wishing to participate in this plan must give written notice to the Company. A participant may defer all or any part of his compensation earned as an Outside Director. The deferred compensation is then converted into stock units quarterly by dividing the amount of the deferred compensation by the closing price per share of the Common Stock on the last day of such calendar quarter. The number of stock units are then credited to a separate stock unit account established for the participant. When a participant ceases to be a director of the Company or upon the date he retires from his principal employment, whichever date occurs first, the Company will distribute to the participant, in five equal annual installments (or at his election in ten installments) within sixty (60) days after the end of each fiscal year, the number of shares represented by his accrued stock units or, at the election of the Company, cash equal to the then prevailing market value of such shares. Such distributions are subject to forfeiture in certain events. During the year ending December 31, 1993, no fees were deferred for Outside Directors.

Director Stock Option Plans. The purpose of the Company's director stock option plans is to provide a means whereby non-employee directors may acquire an equity interest in the Company and to secure for the Company and its stockholders the benefits inherent in such equity ownership by persons whose advice and counsel are important to the continued growth and success of the Company.

  1992 Stock Option and Restricted Stock Plan. On December 5, 1991, the Board of Directors of the Company adopted, subject to shareholder approval, the 1992 Stock Option and Restricted Stock Plan (the "1992 Plan"). The 1992 Plan was approved by the stockholders of the Company on June 3, 1992. Pursuant to the 1992 Plan, 1,000,000 shares of Common Stock have been reserved for issuance upon the exercise of options or in connection with awards or authorizations to make direct purchases of stock. The 1992 Plan contemplates grants to both employees and directors. All grants to non-employee directors are made automatically pursuant to the terms of the Plan. Each current non-employee director was granted a one time option to purchase 16,000 shares of common stock. Each new non-employee director would be granted an option to purchase 4,000 shares on the first business day following appointment or election and 4,000 shares on the first business day of each subsequent quarter of the Company's fiscal year, up to a maximum of 16,000 shares. The exercise price of each option granted under the 1992 Plan is equal to the fair market value of the common stock on the date of the grant. The options granted under the 1992 plan are exercisable in three installments, 34% on the first anniversary of the grant, 33% on the second anniversary and 33% on the third anniversary. Other than in the event of a director's death or the Company's merger, consolidation, acquisition, liquidation or dissolution, in which case shorter exercise periods apply, the option may be exercised for a period of ten years and one day from its grant date. Options are not transferable except by will or the applicable laws of descent and distribution.

  1988 Non-Employee Director Stock Option Plan. The 1988 Stock Option Plan for Non-Employee Directors (the "1988 Directors' Plan") is designed to work automatically, without administration. Each non-employee director is granted an option to purchase 1,000 shares of Common Stock on the first business day of the month following the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy, and an additional 1,000 shares on the first business day of the second, third and fourth month following the date on which such person first becomes director.

     The exercise price of each option granted under the 1988 Directors' Plan is equal to the fair market value of the Common Stock on the date of grant.
An option granted under the 1988 Directors' Plan is immediately exercisable as to 25 percent of the number of shares subject to the options in the first year following the date of grant. Thereafter, the options become exercisable cumulatively as to an additional 25 percent in each succeeding year. The exercise price of an option is payable in cash at the time of exercise of such option.

     If the optionee ceases to serve as a director of the Company for any reason other than death or permanent disability, the right to exercise the option expires thirty days after the optionee ceases to serve as a director of the Company. However, in the event of death, any outstanding option may be exercised (subject to the expiration date of the option) during the one year period after the date of death, but only to the extent it was exercisable on the date of such death. In the event of permanent disability, any outstanding option may be exercised (subject to the expiration date of the option) during a period of one year after such disability but only to the extent it was exercisable on the date of such disability. Options granted under the 1988 Directors' Plan are non-transferable except in the case of death (where the option may be exercised by the optionee's estate or any person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the optionee). In any event, an option will expire no later than ten years and one day following grant.

     As of the date of this proxy statement, all current eligible directors had received the full grant of 4,000 shares. Of the total 100,000 shares originally reserved for issuance pursuant to the 1988 Directors' Plan, 68,000 shares remain available for grant of issuance.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table. The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other named executive officers of the Company.

                                                                                      Long Term
                                Annual Compensation                                  Compensation
                                -------------------                                  ------------
Name                                                         Other Annual(2)     Securities Underlying       All Other
and Principal                       Salary       Bonus(1)     Compensation             Options/            Compensation(4)
Position                  Year       ($)          ($)             ($)                 SARs(#)(3)                ($)
- ----------------------------------------------------------------------------     ---------------------     ---------------
William S. Antle III,     1993     $365,000     $380,000           -                    35,000               $26,426(5)
President and             1992      350,000      250,000           -                    20,000                 8,074(6)
Chief Executive Officer   1991      300,000      170,000           -                   148,600                   -

William C. Weaver,        1993      185,000      145,000           -                    12,000                17,368
Senior Vice President     1992      180,000       85,000           -                    10,000                 3,898
and Chief Financial       1991      160,000       56,000           -                    58,600                   -
Officer

John D. Richardson,       1993      178,000      150,000           -                    12,000                16,890
Senior Vice President,    1992      170,000       85,000           -                    10,000                 3,898
Human Resources           1991      150,000       56,000           -                    58,600                   -

Paul J. Halas,            1993      178,000      150,000           -                    12,000                16,890
Senior Vice President,    1992      170,000      110,000           -                    10,000                 3,898
General Counsel &         1991      150,000       56,000           -                    63,600                   -
Secretary
- ----------------------------------------------------------------------------     ---------------------     ---------------

(1) The bonus amounts are payable pursuant to the Oak Bonus Program described under the caption "Compensation Committee Report on Executive Compensation".
(2) While the Company's executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus. Information for years prior to fiscal 1992 is not required to be disclosed.
(3) The Company has not issued any stock appreciation rights or restricted stock awards; accordingly, these amounts reflect stock options granted in the fiscal year indicated.
(4) The compensation reported represents Company contributions under the Company's Retirement Savings Plan which is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code and the Company's non-qualified Supplemental Retirement Income Plan. Information for years prior to fiscal 1992 is not required to be disclosed.
(5) Includes $4,685 in term life insurance premiums paid by the Company for the benefit of Mr. Antle.
(6) Includes $4,176 in term life insurance premiums paid by the Company for the benefit of Mr. Antle.

     Stock Option/Stock Appreciation Right Grants. The following table summarizes option grants during fiscal 1993 to the executive officers named in the preceding Summary Compensation Table and the potential realizable value of such options determined by formulas prescribed by the Securities and Exchange Commission. The assumed rates of stock price appreciation are hypothetical; the actual value of the options, if any, will depend on the future performance of the Company's stock. No SARs were granted or exercised during fiscal 1993.

                        Option/SAR Grants in Fiscal 1993

                                                         Individual Grants
                                                         -----------------
                                                                                                               Potential
                                                                                                          Realizable Value At
                                Number of          % of Total                                               Assumed Annual
                          Securities Underlying   Options/SARs                                            Rate of Stock Price
                              Options/SARs         Granted to       Exercise or                             Appreciation For
                                 Granted          Employees in      Base Price      Expiration                Option Term
Name                               (#)             Fiscal Year        ($/Sh)           Date               5%($)        10%($)
- ----------------------------------------------------------------------------------------------          ----------------------
William S. Antle III,           35,000(1)            17.44%           $16.50        12/2/2003           $363,190      $920,390
President and
Chief Executive Officer

William C. Weaver,              12,000(2)             5.98             16.50        12/2/2003            124,520       315,560
Senior Vice President and
Chief Financial Officer

John D. Richardson,             12,000(2)             5.98             16.50        12/2/2003            124,520       315,560
Senior Vice President,
Human Resources

Paul J. Halas,                  12,000(2)             5.98             16.50        12/2/2003            124,520       315,520
Senior Vice President,
General Counsel & Secretary

(1) These options were granted on December 1, 1993 pursuant to the Company's 1992 Stock Option and Restricted Stock Plan and will become exercisable as follows: 11,899 shares on December 1, 1994; 11,550 shares on December 1, 1995; and 11,551 shares on December 1, 1996.
(2) These options were granted on December 1, 1993 pursuant to the Company's 1992 Stock Option and Restricted Stock Plan and will become exercisable as follows: 4,080 shares on December 1, 1994; 3,960 shares on December 1, 1995; and 3,960 shares on December 1, 1996.

     The following table summarizes information with respect to options held by each of the named executive offices at the end of fiscal 1993. The values shown may never be realized and depend on the future performance of the Company's stock. Options were exercised by certain of such officers during 1993 as indicated below.

                                      Aggregated Option/SAR Exercises During Fiscal Year 1993
                                               and Fiscal Year-End Option/SAR Values

                                                                     Number of Securities
                                                                    Underlying Unexercised        Value of Unexercised In-the-
                                                                    Options/SARs at FY-End        Money Options/SARs at FY-End
                        Shares Acquired        Value Realized                 (#)                     ($16.625/share)($)(1)
Name                    on Exercise (#)             ($)            Exercisable/Unexercisable        Exercisable/Unexercisable
- ------------------------------------------------------------------------------------------------------------------------------
William S. Antle III,        6,000                $62,125            290,017      107,583           $3,301,653     $839,572
President and
Chief Executive Officer

William C. Weaver              -                      -               58,646       46,954              689,721      392,754
Senior Vice President and
Chief Financial Officer

John D. Richardson,          4,000                 51,760             53,619       47,981              651,725      419,615
Senior Vice President,
Human Resources

Paul J. Halas,                 -                      -               57,914       47,686              705,684      415,904
Senior Vice President,
General Counsel & Secretary

(1) Value based on market value of the Company's Common Stock at the end of fiscal 1993 minus the exercise price.



     Pension Plans. The Company maintains defined benefit pension plans (the "Pension Plans") for its employees and the employees of some of its subsidiaries. The Company's annual contribution to the Pension Plans is made to various funds (which were managed by the Frank Russell Trust Co. until December 31, 1993, after which substantially all plan assets were transferred to SEI Capital Resources Inc. for management), and is determined for the total of all participants covered by such plans. Benefits payable under most of the Pension Plans are based upon average career salary and years of credited service. Vesting of participant benefits occurs upon the completion of five years with the Company.

     The amounts shown in the following table are illustrative of the maximum amounts payable under the Pension Plans for employees in the specified salary and years of service classifications, and are based upon the assumption that the Company's retirement benefits will be continued and that the employee will
continue employment with the Company until retirement at age 65.   Benefits
shown are computed as a straight line annuity with no deduction for Social Security benefits or other offset amounts. The Internal Revenue Code places maximum limitations on the amounts which may be payable to any participant.


                                 Pension Plan Table

                          Years of Service
                          --------------------------------------------------------------
Remuneration*             15             20             25             30             35
- ----------------------------------------------------------------------------------------
$ 125,000             35,040         46,720         58,400         70,080         81,760
  150,000             42,165         56,220         70,275         84,330         98,385
  175,000             49,290         65,720         82,150         98,580        115,010
  200,000             56,415         75,220         94,025        112,830        131,635
  225,000             63,540         84,720        105,900        127,080        148,260
  250,000             70,665         94,220        117,775        141,330        164,885
  300,000             84,915        113,220        141,525        169,830        198,135
  350,000             99,165        132,220        165,275        198,330        231,385
  400,000            113,415        151,220        189,025        226,830        264,635
  450,000            127,665        170,220        212,775        255,330        297,885
  500,000            141,915        189,220        236,525        283,830        331,135

* Based upon base salary (exclusive of bonuses)

     Remuneration covered by the Pension Plans for the named executive officers generally corresponds with the aggregate of the base salary as reported in the Summary Compensation Table. Remuneration of the named executive officers in the Summary Compensation Table after fiscal 1992 will not enter into the calculation of benefits under the Pension Plan; instead, effective fiscal 1993, the named executive officers became eligible to participate in the Company's Supplemental Retirement Income Plan. The years of credited service in the Company's Pension Plans for the executive officers named in the Summary Compensation Table are: Mr. Antle, three years; Mr. Weaver, three years; Mr. Halas, two years; and Mr. Richardson, two years. Upon the fifth anniversary of employment of each of the foregoing executive officers, each such officer will vest in accrued benefits which as of this date total the following amounts: Mr. Antle, $12,881.50; Mr. Weaver, $9,573; Mr. Halas, $6,212.83; and Mr. Richardson, $6,145.49.

     Employment Agreements. Each of the executive officers named in the Summary Compensation Table has entered into an employment agreement (each, an "Employment Agreement") with the Company. The Employment Agreement provides that the executive officer's employment shall be at will, terminable by the Company or the executive officer with or without cause, or by death or disability. In the event of a termination by the Company without cause, or by the executive officer with cause, the executive officer is entitled to receive benefits as follows: Mr. Antle, two years' then-current base salary with continued fringe benefits and perquisites for a period of two years after the date of termination; and each of Messrs. Halas, Richardson and Weaver, one year's then-current base salary with continued fringe benefits and perquisites for period of one year after the date of termination. Mr. Antle's Employment Agreement also provides that in the event of his termination by the Company with cause, or by Mr. Antle without cause, Mr. Antle shall make himself available as a consultant to the Company for up to ten hours with respect to Company matters. In the event of a change of control of the Company, each of the Employment Agreements provides that the executive officer has the option of either having the Employment Agreement assigned to and assumed by the surviving or resulting corporation or transferee of the Company's assets, or treating the event as a termination of the executive officer without cause.

     Compensation Committee Report on Executive Compensation. The Company's Board of Directors has appointed a Compensation Committee consisting of Messrs. Leisz (Chairman), Derbes, and Mills. None of such persons is a current or former employee of the Company. The Board and the Compensation Committee believe that the Company's compensation system has served and will serve to attract and retain executives necessary to the Company's continued improvement and development, with capacity to improve the Company's earnings and therefore the Company's value to its shareholders.

     The charter of the Compensation Committee provides for Compensation Committee review and recommendation of all compensation changes for those employees receiving an annual base salary of $125,000 or greater. The recommendations are submitted to the Board of Directors for consideration and final approval. Except for those considerations involving the President and Chief Executive Officer (CEO), salary change recommendations are submitted by the President and CEO to the Compensation Committee. The Compensation Committee also grants all stock options to employees.

     The Board intends for the Company to perform over time within the top quartile of manufacturing companies. The Committee reviews measures such as return on sales, return on assets and equity and earnings per share in evaluating the Company's attainment of the Board's objectives. In light of this, we intend to encourage and recognize such performance by compensating senior executives at the top quartile levels as determined by recognized national compensation surveys. The Compensation Committee has selected the independently-prepared Project 777 Annual Survey as the primary basis for establishing total compensation targets, which are attainable by the executives through base salary and bonuses based on Company performance. In all cases, bonus payment targets are established at the start of the year. While bonus targets for divisional personnel are based on divisional and corporate income goals, bonus targets for corporate personnel are based on Company net income goals approved by the Board. Bonus payments at the end of the year are based in part on the Company's performance against these goals and in part on the overall performance of the individual as determined by the Compensation Committee and the Board. Consistent with the forgoing, in the case of the President and CEO, an annual bonus is developed by the Compensation Committee for recommendation to the Board based on the performance of the Company and of the President and CEO in the previous year. Factors influencing the Committee's recommendation of Mr. Antle's 1993 bonus include the increased profitability of the Company in 1993 and its continuing improved performance against each of the measures noted, including return on sales, return on assets and return on equity. The Company's performance placed it well within the top quartile in each category, and exceeded budgeted objectives.

     The bonuses reflected in the tables above reflect the satisfaction of the Committee and the Board with the performance of the Company and the named executives during the period. The Committee believes that total compensation to the named executives approximates top quartile compensation, against performance well within the top quartile. The Committee intends to continue to emphasize performance bonus payments as an increasing percentage of total pay, thus tying compensation even more closely with increased net income and shareholder value.

     Stock options are awarded by the Compensation Committee in accordance with plans approved by the shareholders of the Company. Each award is intended to tie long-term compensation with the interests of our shareholders, and is based on consideration of the individual executive's potential impact on the growth and profitability of the Company, the executive's level of responsibility within the organization and previous grants made to the individual. The Committee also intends to provide the Company's executives with equity positions roughly competitive with those available from other companies. The options awarded to the named executives in 1993 reflect the excellent performance of the Company in 1993 and the Committee's belief in the ability of these executives to continue improving long-term shareholder value.

     Establishment of and changes to benefit plans and perquisite programs are also reviewed by the Compensation Committee with recommendation to the Board for consideration and final approval.

     COMPENSATION COMMITTEE
     George W. Leisz (Chairman)
     Daniel W. Derbes
     Christopher H. B. Mills



     Common Stock Performance Graphs. The graphs below compare the cumulative total shareholder return on the Common Stock of the Company for each of the Company's last five fiscal years and the Company's last four fiscal years, respectively, with the cumulative total return on the S&P Industrials Index and the Dow Jones Equity market over the same periods. The Company has chosen such indices because the Company's operating units serve a wide variety of industries and because, given the Company's intention to acquire businesses in a variety of industries, comparison with a narrow industry sub-group would not be meaningful. The Company has included the four year graph in addition to the required five year graph to provide shareholders a better means to assess the performance of their management team, as Mr. Antle joined the Company in December 1989 and the other named executives joined in 1990.


(Graph Filed With Form S-E)
                                        OAK INDUSTRIES INC.
                              Cumulative Total Shareholder Return For
                             Five-Year Period Ending December 31, 1993

 Measurement Period                                                            Dow Jones
(Fiscal Year Covered)            Oak Industries         S&P Industrials         Equity
- ---------------------            --------------         ---------------        ---------
Measurement Pt-12/31/88              $100.00                 $100.00            $100.00
              -12/31/89               100.00                  129.39             130.94
              -12/31/90                75.00                  128.23             125.80
              -12/31/91                93.80                  167.61             166.61
              -12/31/92               237.50                  177.18             180.95
              -12/31/93               332.50                  193.17             198.94

(Graph Filed With Form S-E)
                                        OAK INDUSTRIES INC.
                              Cumulative Total Shareholder Return For
                             Four-Year Period Ending December 31, 1993

 Measurement Period                                                            Dow Jones
(Fiscal Year Covered)            Oak Industries         S&P Industrials         Equity
- ---------------------            --------------         ---------------        ---------
Measurement Pt-12/31/89               100.00                  100.00             100.00
              -12/31/90                75.00                   99.10              96.07
              -12/31/91                93.80                  129.54             127.24
              -12/31/92               237.50                  136.94             138.19
              -12/31/93               332.50                  149.29             151.93

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Company's December 1993 secondary public offering (the "Offering"), certain officers of the Company, including those set forth below, purchased Offering shares with loans from the Company at a price of $14.50 per share, which was the price at which shares were sold to the public in the Offering. The loans are evidenced in the form of promissory notes (the "Promissory Notes"), and are secured by the Common Stock purchased from the amounts advanced. Additionally, the Company may offset amounts due under each Promissory Note against any amounts owing by the Company to the officer in question. The Promissory Notes are repayable in full on February 21, 1997, and prepayable in certain circumstances, including the termination of employment, with interest on such loans accruing at a rate of 1/2% per annum above the rate from time to time announced by the First National Bank of Boston as its base rate, payable annually in February of each year beginning in 1995 until maturity.

                                                      Largest Aggregate
                                                    Amount of Indebtedness
Name                  Title                         Outstanding During 1993(1)
- ----                  -----                         --------------------------
William S. Antle III  President and                        $362,000
                      Chief Executive Officer

William C. Weaver     Senior Vice President and             145,000
                      Chief Financial Officer

John D. Richardson    Senior Vice President,                145,000(2)
                      Human Resources

Paul J. Halas         Senior Vice President,                145,000
                      General Counsel and
                      Secretary

(1)  Also reflects amount outstanding as of the date of this Proxy Statement.
(2) In addition to funds advanced for the purchase of the Offering shares, the Company advanced funds in the amount of $55,000 in July of 1993 to Mr. Richardson in connection with certain relocation costs. The loan is evidenced in the form of an unsecured demand promissory note with interest accruing at a rate of 6% per annum. Principal and interest with respect to the loan will be forgiven over a period of three years provided that Mr. Richardson remains employed by the Company. As of the date hereof, the total amount initially advanced to Mr. Richardson remains outstanding.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Based upon the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse to serve as the Company's independent auditors for the year ending December 31, 1994. Price Waterhouse has served as the Company's auditors since the fiscal year ended December 31, 1990. A representative of Price Waterhouse will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR the ratification of this selection.

                        STOCKHOLDER PROPOSAL DEADLINE

     A stockholder proposal intended to be presented at the Company's 1995 Annual Meeting of Stockholders must be received by the Secretary of Oak Industries Inc. at Bay Colony Corporate Center, 1000 Winter Street, Waltham, Massachusetts 02154 no later than November 30, 1994.

                           EXPENSES OF SOLICITATION

     The cost of preparing, assembling and mailing this proxy statement and form of proxy and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. In addition to using the mails, proxies may be solicited by officers, directors and regular employees of the Company in person or by telephone or telegraph. In addition, the Company has retained Morrow & Co. to aid in the solicitation of proxies. The Company estimates that it will pay Morrow & Co. fees of $8,000 for these services, plus related expenses. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to and obtaining the proxies of their principals.

                               OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any other matters to be brought before the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters.


                                              /S/ PAUL J. HALAS
                                                  PAUL J. HALAS
                                                  Sr. Vice President, General
                                                  Counsel and Secretary

Waltham, Massachusetts
March 31, 1994

                              OAK INDUSTRIES INC.
                              1000 Winter Street
                              Waltham, MA  02154



March 31, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Judciary Plaza
Washington, D.C.  20549

Re:  Oak Industries Inc., File No. 1-4474
     ------------------------------------

Ladies and Gentlemen:

     Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, submitted herewith for filing with the Commission on behalf of Oak Industries Inc. (the "Company") is the Company's definitive proxy statement and form of proxy card in the form in which they are being furnished to stockholders of the Company in connection with the Annual Meeting of Stockholders to be held on May 3, 1994. The proxy materials are being released on Thursday, March 31, 1994 for mailing to stockholders.

     This filing is being effected by direct transmission to the Commission's EDGAR System. On March 31, 1994, in anticipation of this filing, the Company caused the requisite $125.00 filing fee to be wire transferred to the Commission's Account No. (910-8739) at The Mellon Bank in Pittsburgh. The bankers were instructed to note that the Company's IRS identification number is 36-1569000, that its SEC file number is 1-4474, that its Central Index Key
(CIK) number is 0000073568, that its SEC filing fees account number is 910-8739, and that the payment was intended as the filing fee for the Company's definitive proxy statement and proxy card.


Very truly yours,


Paul J. Halas
Senior Vice President, General
Counsel and Secretary